STOCK PURCHASE AGREEMENT

                                 by and between

                        APPLIED DIGITAL SOLUTIONS, INC.,
                                     Buyer,

                                       and

                                SURINDER RAMETRA,
                                       and
                                NIRMALA RAMETRA,
                                     Sellers






                             Dated October 27, 2000







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                            STOCK PURCHASE AGREEMENT


                  THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of October 27, 2000, by and between Applied Digital Solutions, Inc., a Missouri corporation ("Buyer"), and Surinder Rametra ("Rametra") and Nirmala Rametra ("N. Rametra" and collectively with Rametra, "Sellers") (Buyer and Sellers each a "Party" and together "Parties").

                                    RECITALS

                  Buyer desires to purchase from Sellers, on the following terms and conditions, the ATEC Shares (as defined below) of ATEC Group, Inc., a Delaware corporation (the "Company" or "ATEC"); and

                  Sellers desire to sell to Buyer, on the following terms and conditions, the ATEC Shares.

                  NOW,  THEREFORE,  in  consideration  of the  recitals  and the
mutual  covenants,   representations,   warranties,  conditions,  and  agreement
hereinafter expressed, the Parties agree as follows:

                                    ARTICLE I
                                PURCHASE AND SALE

                  1.1. The ATEC Shares. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), (i) each of the Sellers shall sell and deliver to Buyer, free and clear of all security interests, claims, and restrictions and Buyer shall purchase and accept from Sellers the shares of ATEC common stock reflected on Schedule 1.1 consisting of an aggregate of 595,000 shares of ATEC common stock now held by Sellers; and (ii) Rametra shall sell and deliver to Buyer, free and clear of all security interests, claims, and restrictions and Buyer shall purchase and accept from Rametra an additional 705,000 shares of ATEC common stock which Rametra will acquire on or prior to the date of the Closing on exercise of options Rametra currently holds which entitles Rametra to purchase such shares from ATEC. Such aggregate 1,300,000 shares of ATEC common stock are referred to herein as the "ATEC Shares."

                  1.2 Consideration. The consideration that Buyer shall pay Sellers for the ATEC Shares, the obligations of Sellers under Article VI, and the other rights of Buyer hereunder shall be a value of seven dollars ($7.00) per share of the ATEC Shares, payable in shares of Buyer (the "ADS Shares"). Subject to adjustment as provided in following paragraph, at the closing of the purchase of the ATEC Shares (the "Closing"), the number of the ADS Shares to be delivered to Sellers shall be calculated using as the per share value thereof the average of the closing price for the Buyer's common stock for the twenty five (25) consecutive trading days ending on the last business day prior to the date of signing of this Agreement (the "Signing Date Average Price").

                  1.3 Price Protection - Initial Shares. In respect of 30% of the ADS Shares (the "Price Protection Shares"), the following price protection

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provisions  shall apply.  If the average  closing price for ADS common stock for each of the trading days commencing with the date of the Closing and ending on the 90th calendar day thereafter is lower than the Signing Date Average Price, additional ADS Shares shall be issued to Sellers within ten business days thereafter, so that, after such issuance, the aggregate value of the Price Protection Shares, valued at such average closing price, shall be equal to the aggregate value of the original number of the Price Protection Shares valued at the Signing Date Average Price. If Buyer is required to deliver additional ADS Shares as described in this paragraph which Shares exceed the number of ADS Shares included in the Registration Statement (referred to in Section 5.4), Buyer shall cause such excess Shares to be included in the Registration Statement, by post-effective amendment or otherwise as agreed to by the Parties.

                  1.4 Option to Acquire Additional Shares. Buyer shall have the option to acquire any or all of the remaining shares of common stock of ATEC which are subject to options or warrants which Rametra now holds, or an aggregate of 842,140 (provided such number shall be reduced to 342,140 on the event shareholder approval is not received with respect to 500,000 options approved by the ATEC Broad in September 2000) shares of ATEC common stock (the "Additional ATEC Shares") in addition to the ATEC Shares. To exercise such option, in whole or in part, Buyer shall give written notice to Rametra to such effect not later than January 31, 2001, and the acquisition of the Additional ATEC Shares shall take place on the tenth business day following the date of delivery of such notice, or on such other date as the Parties may agree. Sellers shall exercise the options to acquire the Additional ATEC Shares (or the specified number of such shares) and pay the option exercise price in full on or prior to the date of acquisition by Buyer. Buyer shall acquire the Additional ATEC Shares at a value of $7.00 per share, payable in shares of Buyer (the "Additional ADS Shares"), the number of which shall be calculated as the per share value thereof using the Signing Date Average Price referred to above, without regard to any changes in the market price of the Buyer's common stock subsequent to the Closing.

                  1.5 Price Protection - Additional Shares. In respect of 40% of the Additional ADS Shares (the "Additional Price Protection Shares"), the following price protection provisions will apply. If the average closing price for ADS common stock for each of the trading days commencing with the date of the acquisition of the Additional ATEC Shares and ending on the 90th calendar day thereafter is lower than the Signing Date Average Price, additional ADS Shares shall be issued to Sellers, so that, after such issuance, the aggregate value of the Additional Price Protection Shares, valued at such average closing price for such 90-day period, shall be equal to the aggregate value of the original number of the Additional Price Protection Shares valued at the Signing Date Average Price. If Buyer is required to deliver additional ADS Shares as described in this paragraph which Shares exceed the number of ADS Shares included in the Registration Statement (referred to in Section 5.4), Buyer shall cause such excess Shares to be included in the Registration Statement, by post-effective amendment or otherwise as agreed to by the Parties.

                  1.6 Closing; Cooperation. The Closing shall take place at the office of Bryan Cave LLP, 211 North Broadway, Suite 3600, St. Louis, Missouri at 10:00 a.m. local time on November 30, 2000, or, if the conditions to the Closing are not by then satisfied, upon satisfaction of such conditions, the


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


date on which the Closing actually occurs being referred to herein as the "Closing Date." Each Party shall reasonably cooperate, as to matters under such Party's control, in the satisfaction of conditions to the obligations of the Parties at the Closing; provided, that the foregoing shall not require either Party to waive any condition herein to its obligations at the Closing or to incur any substantial cost not otherwise required hereunder.

                  1.7 Deliveries of Sellers at Closing. Subject to the conditions to Sellers' obligations in Article V, at the Closing, Sellers shall deliver to Buyer a certificate or certificates evidencing the ATEC Shares, duly endorsed or accompanied by a duly executed stock power, plus the documents identified in Article IV, duly executed by Sellers.

                  1.8   Deliveries   of   Buyer  at  Closing.  Subject  to   the
conditions to Buyer's obligations in Article IV, at the Closing, Buyer shall deliver to Sellers a certificate or certificates evidencing the ADS Shares, duly endorsed or accompanied by a duly executed stock power, plus the documents identified in Article V, duly executed by Buyer.


                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

                  Sellers, jointly and severally, hereby make the following representations and warranties to Buyer, each of which is true and correct on the date hereof and each of which shall survive the Closing:

                  2.1 Power and Authority. Each Seller has the power and capacity to execute and deliver this Agreement, to perform the obligations hereunder, and to consummate the transactions contemplated hereby.

                  2.2 Stock Ownership. Each Seller represents for himself and for herself that he or she is the sole holder of record and beneficial owner of the ATEC shares and the option to purchase the ATEC shares (the "ATEC Options") as provided on Schedule 1.1. N. Rametra owns the ATEC shares, and Rametra owns the ATEC shares and the ATEC Options as set forth on Schedule 1.1, free and clear of all security interests, claims, restrictions and voting agreements of any kind. Each of the Sellers will transfer good and marketable title to the ATEC shares which he or she owns, and Rametra shall cause the ATEC Options he owns to be exercised and shall transfer good and marketable title to the ATEC shares issuable upon exercise of such ATEC Options at the Closing, free and clear of all liens, security interests, claims, restrictions and voting agreements.

                  2.3 Enforceability. This Agreement has been duly executed and delivered by each Seller and constitutes a legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms.

                  2.4 No Violation. The execution and delivery of this Agreement by Sellers, the performance by Sellers of the obligations hereunder and the consummation by Sellers of the transactions contemplated by this Agreement will not (i) contravene any provision of the articles of incorporation or bylaws of the Company, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any governmental authority or of any arbitration award which is either applicable to, binding

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

upon or enforceable against the Company or either Seller, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any contract which is applicable to, binding upon or enforceable against the Company or either Seller, (iv) result in or require the creation or imposition of any lien upon or with respect to any of the property or assets of the Company, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any governmental authority, any court or tribunal or any other person, except any applicable filings required under the Hart-Scott-Rodino Act, and any filings with the Securities and Exchange Commission (the "SEC") and other filings required to be made by Buyer.

                  2.5 Irrevocable Proxy. Simultaneous with the execution hereof, each of the Sellers has granted an irrevocable proxy to Buyer to exercise all voting rights which he or she may have in respect of any of his or her common stock or other securities of the Company, including the ATEC Shares, effective from the date hereof and continuing until the Closing (or until termination of this Agreement in accordance with its terms).

                  2.6 Resignation of Directorship and Offices. Rametra has resigned from all offices, directorships and other positions with respect to ATEC.

                  2.7 Corporate Existence and Qualification. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware; it is duly qualified and in good standing in each foreign jurisdiction where its failure to so qualify would materially adversely effect such entity. The Company has the corporate power and authority to own and use its properties and to transact the business in which it is engaged.

                                   ARTICLE IIA
                    REPRESENTATIONS AND WARRANTIES OF RAMETRA

                  Rametra   hereby   makes   the   following    warranties   and
representations to Buyer, each of which is true and correct on the date hereof and each of which shall survive the Closing.

                  2A.1 Capitalization. The authorized capital stock of the Company consists of 70,000,000 shares of common stock, par value $ 0.01 per share, and 10,000,000 shares of preferred stock, par value $ 0.01 per share. As of the date hereof, 7,347,689 shares are issued or outstanding, all of which have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 2A.1, there are no contracts relating to the issuance, sale or transfer of any equity security of the Company.

                  2A.2 Subsidiaries. With the exception of Logix Solutions, Inc. (as to which the Company owns 90% of the outstanding equity securities), the Company owns of record and beneficially, free and clear of all liens, all of the outstanding equity securities and other securities of each entity (the "Subsidiaries") listed in Exhibit 21.2 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2000 filed with the SEC on September 28, 2000 (the "Annual Report"). No legend appears on any certificate representing equity securities of any Subsidiary. All of the outstanding equity securities of each Subsidiary have been duly authorized and validly issued, and are fully paid

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

and nonassessable. There are no contracts relating to the issuance, sale or transfer of any equity security of any Subsidiary. Neither the Company nor any Subsidiary owns or has any contract to acquire any securities or ownership interest in any other business.

                  2A.3 Property and Permits. Except as set forth on Schedule 2A.3 or in the financial statements (or notes thereto) referenced in Section 2A.4, the Company is the sole owner of all right, title, and interest in and to all assets reflected on the current balance sheet, free and clear of all mortgages, security interests, claims, restrictions and other encumbrances, and there exists no restriction on the use or transfer of such assets or property. No such assets or property are in the possession of others and the Company holds no property on consignment. All tangible such assets and property are in good condition and repair and fit for their intended purpose, and are not in violation of applicable zoning or other Law. The Company holds all permits, licenses and other approvals necessary to conduct the business in which it is engaged.

                  2A.4 Financial Statements. The consolidated balance sheets and the related consolidated statements of income, changes in stockholders' equity and cash flows contained in the Annual Report and in all other documents filed with the SEC since June 30, 2000, presented fairly in all material respects the consolidated financial position of the Company, and the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of the Company and the Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes where applicable) has been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved ("GAAP"). The books and records of the Company and the Subsidiaries have been, and are being, maintained in all material respects in accordance with the GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

                  2A.5 Changes Since June 30, 2000. Since June 30, 2000, the Company has not (i) issued any capital stock or other securities, with the exception of options to purchase common stock issued to employees and/or agents of the Company; (ii) made any distribution of or with respect to its capital stock or other securities or purchased or redeemed any of its securities; (iii) paid any bonus to or increased the rate of compensation of any of its officers or salaried employees or, with the exception of amendments set forth on Schedule 2A.5, amended any other terms of employment of such persons; (iv) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (v) made or obligated itself to make capital expenditures out of ordinary course of business consistent with past practice; (vi) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (vii) entered into any other transaction or been subject to any event which has or may have a material adverse effect on the Company; or (viii) agreed to do or authorized any of the foregoing.
                  2A.6 Compliance with Disclosure Requirements. Except as otherwise disclosed in the Company's Annual Report, the Company has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since June 30, 1998 to or with any governmental agency, including without limitation the SEC. No document filed with the SEC since June 30, 1998 contains any untrue

                                       5
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statement of material  fact, or omits to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

                  2A.7 Insurance. The Company maintains insurance coverage. All policies of insurance to which the Company or any Subsidiary is a party: (a) are validly issued, outstanding and enforceable; (b) are issued by an insurer that is financially sound and reputable; (c) taken together, provide adequate insurance coverage for the assets and the operations of the Company; and (d) will continue in full force and effect following the Closing. The Company has given notice to the insurer of all claims that may be insured thereby.

                  2A.8 No Undisclosed Liabilities. To the best of Rametra's knowledge, the Company does not have any material liabilities or obligations whatsoever, known or unknown, accrued, absolute, contingent, or other, except
(a) as disclosed in the Annual Report, or (b) to the extent they arise in the ordinary course of the business of the Company and would not have been required to be set forth therein had they existed on June 30, 2000: (i) Taxes incurred since June 30, 2000 and (ii) performance and payment obligations (but not liabilities for breach or violation) lawfully incurred under arm's-length contracts for goods or services.

                  2A.9  Taxes.  To the best of Rametra's knowledge:

                  (a) The Company timely has filed or caused to be filed with the appropriate Government entity all tax returns and reports required to be filed by or on behalf of the Company, including estimated tax and informational returns ("Tax Returns") and no Tax Returns have been amended. All Tax Returns are true, correct, and complete.

                  (b) Except as noted on Schedule 2A.9, all Taxes (whether or not reflected in Tax Returns as filed) payable by the Company with respect to all periods reflected on Tax Returns have been fully paid, and there are no grounds for the assertion or assessment of any additional Taxes against the Company or its assets with respect to such periods. All unpaid Taxes are properly accrued on the books of the Company and will be so accrued on the Company's balance sheet as of the Closing Date in an amount sufficient to pay them in full when due.

                  (c) The Company has complied with all Law relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Section 1441 and 1442 of the Code, or similar provision under foreign laws), and has timely and properly withheld from employee wages and paid over to the proper Government all amounts required to withhold and be paid over under applicable Law.

                  (d) As used in this Agreement, "Taxes" means all taxes, charges, fees, levies, or other like assessments, including without limitation income, gross receipts, ad valorem, value added, premium, excise, real property, personal property, windfall profit, sales, use, transfer, license, withholding, employment, payroll, and franchise taxes imposed by: the United States or any other nation, state, or bilateral or multilateral governmental authority, any local governmental unit or subdivision thereof, or any branch, agency, or judicial body thereof ("Government"); and shall include any interest, fines,

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

penalties, assessments, or additions to tax resulting from, attributable to, or incurred in connection with any such Taxes or any contest or dispute thereof.

                  2A.10 No Breach of Law or Governing Document. To the best of Rametra's knowledge, the Company is not and has not been in default under or in breach or violation of any applicable statute, law, treaty, convention, ordinance, decree, order, injunction, rule, directive, or regulation of any Government ("Law") or the provisions of any Government permit, franchise, or license, or any provision of its certificate of incorporation or its bylaws. The Company has not received any notice alleging such default, breach or violation. Neither the execution of this Agreement nor the Closing do or will constitute or result in any such default, breach or violation.

                  2A.11 Litigation. Except as disclosed in the Annual Report, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending, or threatened against, by or affecting the Company or either Seller, or any of their properties or assets which alone or in the aggregate would have a material adverse effect upon the Company, or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, injunctions, decrees or stipulations issued by any governmental authority in any proceeding to which the Company are or were parties which have not been complied with in full or which continue to impose any material obligations on the Company.

                  2A.12 Intellectual  Property.   Except  as  disclosed  in  the
Annual Report to the best of Rametra's knowledge:

                  (a) The Company is the sole and exclusive owner of each patent, trademark, trade name, service mark, and copyrighted work, and registrations thereof and applications therefor, trade secret, software program, invention, proprietary process, and item of proprietary know-how and other intellectual property, and all licenses, sublicenses, and agreements in respect thereof, used or licensed by or to the Company, to which the Company is a party, or which are otherwise included in the property of the Company (the "Intellectual Property") and all such items are valid and subsisting;

                  (b) The Company is the exclusive owner of all internally developed prospect lists, customer lists, projections, analyses, and market studies, free and clear of all restrictions whatsoever, and has the unrestricted right to use any other such materials used by the Company but not internally developed;

                  (c) The ownership, use, licensing, purchase, or sale by or to the Company of any of the Intellectual Property or of the other technology used in the business of the Company does not conflict with, contravene, infringe upon, interfere with, or violate any patent, trademark, copyright or other intellectual property right of any third person or require the acquiescence, agreement or consent of any third person; and

                  (d) The Intellectual Property and the other technology used in the business of the Company are not subject to a challenge or claim of infringement, interference or unfair competition or other claim and, to the knowledge of Sellers or the Company, the Intellectual Property is not being infringed upon or violated by any third person.

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


                  2A.13 Officers and Directors. Set forth on Schedule 2.20 is a list of: (a) all current directors of the Company, and (b) all current officers (with office held) of the Company.

                  2A.14 Governmental  Approvals and Filings.  Neither Seller nor
the Company is required to obtain any approval, consent, or authorization of, or to make any declaration or filing with, any Government for the valid execution and delivery of this Agreement or any other agreement to be delivered hereunder, the purchase and sale of the ATEC Shares, or the performance or consummation of the respective transactions contemplated hereby or thereby, except any applicable filings required under the Hart-Scott-Rodino Act, and any filings with the SEC and other filings required to be made by Buyer

                  2A.15 Disclosure. Each Schedule and each document attached as or on a Schedule is true, correct, and complete. No representation or warranty by Sellers in this Agreement or any Schedule referred to herein or in any agreement to be delivered hereunder, and no written statement, certificate, or other writing furnished to Buyer by or on behalf of Sellers pursuant hereto or thereto contains or will contain as of the Closing Date any untrue statement of a material fact or any omission of a material fact necessary to make the respective statements contained herein or therein, in light of the circumstances under which the statements were made, not misleading.

                  2A.16 No   Commissions.   Neither  Seller  has   incurred  any
obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

                  2A.17 Restrictive Documents. Neither Seller is subject to any charter, by-law, mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree or any other restriction which would prevent consummation of the transactions contemplated by this Agreement.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer  hereby   makes  the   following   representations   and
warranties to Sellers, each of which is true and correct on the date hereof and each of which shall survive the Closing:

                  3.1 Corporate Status. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of Missouri; it is duly qualified and in good standing in each foreign jurisdiction where its failure to so qualify would materially adversely affect such entity. The Buyer has the corporate power and authority to own and use its properties and to transact the business in which it is engaged.

                  3.2 Corporate Power and Authority. Buyer has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. Buyer has taken all action necessary to authorize its execution and delivery of this Agreement, the performance of its respective obligations hereunder and the consummation of the transactions contemplated hereunder.

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

                  3.3 Enforceability. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

                  3.4 No Violation. The execution and delivery of this Agreement by Buyers, the performance by Buyers of the obligations hereunder and the consummation by Buyers of the transactions contemplated by this Agreement will not (i) contravene any provision of the articles of incorporation or bylaws of Buyer, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any governmental authority or of any arbitration award which is either applicable to, binding upon or enforceable against Buyer, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any contract which is applicable to, binding upon or enforceable against Buyer, (iv) result in or require the creation or imposition of any lien upon or with respect to any of the property or assets of Buyer, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any governmental authority, any court or tribunal or any other person, except any applicable filings required under the Hart-Scott-Rodino Act, and any filings with the SEC and other filings required to be made by Buyer.

                  3.5 Financial Statements. The consolidated balance sheets and the related consolidated statements of income, changes in stockholders' equity and cash flows contained in Buyer's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as amended, and in all other documents filed with the SEC since March 30, 2000, presented fairly in all material respects the consolidated financial position of Buyer, and the results of the consolidated operations and changes in stockholders' equity and consolidated financial position of Buyer for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes where applicable) has been prepared in accordance with GAAP. The books and records of Buyer have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Notwithstanding the foregoing, the representations contained in this Section 3.5 will not be deemed to refer to any information contained in any applicable document filed with the SEC relating to the business, operations, financial condition or results of operations of Bostek, Inc. which was acquired by Buyer in 1999.

                  3.6  Investment  Representation.  Buyer   is   acquiring   the
Shares for its own account, for investment and without any view to resale or distribution of the Shares or any portion thereof.

                  3.7 Brokers, Finders. Buyer has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby with the exception of fees due and payable to Dino Liso, Wellman Consulting or their affiliates which fees are and shall be the sole responsibility of Buyer.

                  3.8 Restrictive Documents. Buyer is not subject to any charter, by-law, mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree or any other restriction which would prevent consummation of the transactions contemplated by this Agreement.

                                   ARTICLE IV
                        CONDITIONS TO BUYER'S OBLIGATIONS

                  The obligations of Buyer at the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (unless waived in writing by Buyer):

                  4.1 Accuracy of Representations and Warranties. Sellers' representations and warranties set forth in Article II shall have been true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made at and as of such date and time. Seller's representations and warranties as set forth in Article IIA shall have been true and correct in all material respects when made.

                  4.2 Performance of Agreement. Sellers shall have fully performed and complied with all covenants, conditions, and other obligations under this Agreement to be performed or complied with by them at or prior to the Closing.

                  4.3 Certificate. Sellers shall have delivered to Buyer at the Closing a certificate of Sellers, dated the Closing Date, to the effect that the conditions set forth in Sections 4.1 and 4.2 have been satisfied. Such certificate shall be deemed an additional representation and warranty of Sellers hereunder.

                  4.4 Option Exercise. Rametra shall have exercised the ATEC Options to acquire 705,000 shares of ATEC common stock.


                                    ARTICLE V
                       CONDITIONS TO SELLERS' OBLIGATIONS

                  The obligations of Sellers at the Closing shall be subject to the satisfaction at the Closing of the following conditions (unless waived in writing by Sellers):

                  5.1 Accuracy of Representations and Warranties. Buyer's representations and warranties set forth in Article III shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made at and as of such date and time.

                  5.2 Performance of Agreement. Buyer shall have fully performed and complied with all covenants, conditions, and other obligations under this Agreement to be performed or complied with by it at or prior to the Closing.

                  5.3 Certificate. Buyer shall have delivered to Sellers at the Closing a certificate of Buyer executed by an executive officer of Buyer, dated the Closing Date, to the effect that the conditions set forth in Sections 5.1 and 5.2 have been satisfied. Such certificate shall be deemed an additional representation and warranty of Buyer hereunder.

                  5.4 Registration Statement. The Buyer shall have caused to be filed with the SEC a registration statement on Form S-3 (or such other form as is available for such a registration) covering the resale at least that number of shares of ADS Common Stock as shall equal the product of (x) 1.25 and (y) the aggregate number of ADS Shares and Additional ADS Shares (the "Registration Statement"), which Registration Statement shall have become effective.

                                   ARTICLE VI
                             COVENANT NOT TO COMPETE

                  In consideration of the sale of the ATEC Shares and the consummation of the transactions contemplated hereby, Sellers shall not, individually or collectively, for two years following the Closing Date, operate or have significant financial interest in any business that competes, directly or indirectly, with the business of the Company, except for passive investments (less than 2% of outstanding shares) in publicly-held entities.

                                   ARTICLE VII
                       ADDITIONAL COVENANTS OF THE PARTIES

                  7.1 Mandatory Registration. The Buyer shall use its best reasonable efforts to prepare, and, as soon as practicable, but in no event later than November 30, 2000 (the "Filing Deadline"), file with the SEC the Registration Statement. The Buyer shall use its best reasonable efforts to cause such Registration Statement to be declared effective by the SEC as soon as practicable, but in no event later than February 28, 2001.

                  7.2 Conduct of Business Before Closing. In the event Buyer and or designee of Buyer shall be appointed directors of the Company, prior to Closing, then until Closing Buyer shall (a) cause the Company to operate in the ordinary course of business and (b) not take or permit the Company to take any action which would require a change or addition to or deletion from the disclosures of Sellers pursuant to Article II and IIA hereof, without the prior written consent of Sellers.

                  7.3 Restriction on Sales of ADS Shares. Each Seller agrees that until the first anniversary of the Closing Date, the maximum number of ADS Shares and Additional ADS Shares which Sellers, individually and collectively, will sell during any calendar month shall not exceed one-sixth of the total number of the ADS Shares and such Additional ADS Shares (if any are purchased).

                  7.4 Public Disclosure. Neither Party to this Agreement shall make any public disclosure of the terms hereof or the transactions contemplated hereby without the prior written consent of the other Party, except as required by law. If the Closing does not occur, Buyer, and if the Closing does occur, Sellers shall not disclose to any third person any confidential information relating to the Company without the prior written consent of the other Party.

                  7.5 Further Assurances. From and after the Closing, the Parties shall do such acts and execute such documents and instruments as may be reasonably required to make effective the transactions contemplated hereby.

                  7.6 Termination of the Agreement. This Agreement may be terminated by a Party hereto without further liability or obligation (a) after February 28, 2001 by any Party hereto if (i) such Party is not in breach or violation hereof and (ii) the conditions to such Party's obligations at the Closing have not been satisfied, or (b) after February 28, 2001 by Buyer if the Registration Statement has not been declared effective.

                  7.7  Effect of Termination.

                  (a) The Parties agree that, subject to Section 7.7(b) and 7.7(c) hereof, the sole remedy available to a party terminating this Agreement pursuant to Section 7.6 hereof shall be limited to such party's right not to effect the transactions contemplated hereby; provided, however, that notwithstanding the foregoing (i) Section 7.4, this Section 7.7, Section 9.6 and
Section 9.8 shall survive any termination of this Agreement and (ii) no Party shall be relieved or released as a result of such termination from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

                  (b) Upon termination of this Agreement for any reason, Buyer shall cause any designee, elected or appointed to the Company's Board of Directors, to resign.

                  (c) Notwithstanding subparagraph (a) above, if this Agreement is terminated by any Party under Section 7.6 because the Registration Statement has not been declared effective by February 28, 2001, then Buyer shall promptly, but in no event later than ten (10) days after the date of such termination, pay to the Sellers, jointly and severally, as reimbursement for the Sellers' direct and indirect expenses and costs, including legal, accounting and administration costs, as well as Seller's change in position, and the opportunity cost to Sellers of business transactions foregone as a result of its efforts to effect the transactions contemplated hereby, a fee of $1 million (the "Termination Fee"), payable in cash or the common stock of Buyer, at Buyer's option. If Buyer decides to deliver its common stock in payment of the Termination Fee, the number of shares to be delivered shall be calculated using as the per share value thereof the average of the closing price for the Buyer's common stock for the twenty-five (25) consecutive trading days ending on the last business day prior to the date of termination, without regard to any changes in the market price of the Buyer's common stock subsequent to the termination.

                  7.8 Delayed Effectiveness of Registration Statement. If the Registration Statement is not declared effective by February 28, 2001, then for each business day thereafter until the Registration Statement is declared effective, Buyer shall be obligated to deliver to Sellers, jointly, at the Closing, a total of 1,000 additional shares of Buyer's common stock (the aggregate number of shares deliverable under this provision, the "Delay Fee"); notwithstanding the foregoing, the Delay Fee shall commence on the 16th calendar day after the Filing Deadline in the event the Registration Statement has not yet been filed with the SEC. Delivery of the Delay Fee shall be made at Closing only if the Closing occurs; upon Termination of this Agreement any Party for any reason, the Delay Fee shall cease to accrue and the obligation of Buyer to deliver the Delay Fee shall expire, subject to and conditioned upon payment of any applicable Termination Fee within ten calendar days of termination.

                                  ARTICLE VIII
                                 INDEMNIFICATION

                  8.1 Indemnification of Buyer. Sellers, jointly and severally, shall hold Buyer, and the shareholders, directors, officers, successors, assigns, and agents of Buyer (the "Buyer Indemnified Persons"), harmless and indemnify each of them from and against, and waives any claim for contribution or indemnity with respect to, any and all claims, losses, damages, liabilities, expenses or costs ("Losses"), plus reasonable attorneys' fees and expenses incurred in connection with Losses and/or enforcement of this Agreement, plus interest from the date incurred through the date of payment at two (2) percent above the prime lending rate of Citibank, NA from time to time prevailing (in all, "Indemnified Losses") incurred or to be incurred by any of them to the extent resulting from or arising out of any breach or violation of Sellers' representations, warranties, covenants, or agreements contained in this Agreement, including provisions of this Article VIII. Such indemnification shall be joint and several with respect to Sellers' joint representations and warranties and shall be individual to Rametra with regard to his separate representations and warranties.

                  8.2 Indemnification of Sellers. Buyer shall hold Sellers, their permitted assigns and agents (the "Seller Indemnified Persons") harmless and indemnify each of them from and against, and waives any claim for contribution or indemnity with respect to, any and all Indemnified Losses incurred or to be incurred by any of them, to the extent resulting from or arising out of any breach or violation of Buyer's representations, warranties, covenants and agreements contained in this Agreement, including the provisions of this Article VIII.

                  8.3 Survival. The respective representations and warranties made by the Parties in Articles II, IIA and III and certificates under Sections
4.3 and 5.3 shall survive the Closing Date but the right to bring a claim for indemnification under this Article VIII shall expire on the second anniversary of the Closing Date unless a claim with respect thereto shall have been made pursuant to Section 8.1 or 8.2 prior to such date against the Party responsible for indemnification hereunder (the "Indemnifying Party"); provided, that the foregoing shall not apply to representations and warranties under Sections 2.1 or 2.2 or a certificate relating thereto, or to any intentional breach or violation of any provision of this Agreement, which shall survive without limitation hereunder.

                  8.4 Notice of Claim. In the event that Buyer seeks indemnification on behalf of a Buyer Indemnified Person, or Sellers seek indemnification on behalf of a Seller Indemnified Person, such Party seeking indemnification (the "Indemnified Party") shall give written notice to the Indemnifying Party specifying the facts constituting the basis for such claim and the amount, to the extent known, of the claim asserted. The Indemnifying Party shall pay the amount of any valid claim not more than ten days after the Indemnified Party provides notice to the Indemnifying Party of such amount.

                  8.5 Right to Contest Claims of Third Persons. If an Indemnified Party is entitled to indemnification hereunder because of a claim asserted by any claimant (other than an indemnified person hereunder) ("Third Person"), the Indemnified Party shall give the Indemnifying Party reasonably prompt notice thereof after such assertion is actually known to the Indemnified

Party; provided, however, that the right of a person to be indemnified hereunder in respect of claims made by a Third Person shall not be adversely affected by a failure to give such notice unless, and then only to the extent that, an Indemnifying Party is prejudiced thereby. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, and using counsel reasonably satisfactory to the Indemnified Party, to investigate, secure, contest, or settle the claim alleged by such Third Person (a "Third-Person Claim"), provided that the Indemnifying Party has unconditionally acknowledged to the Indemnified Party in writing his or its obligation to indemnify the persons to be indemnified hereunder with respect to such Third-Person Claim; the Indemnified Party may thereafter participate in (but not control) the defense of any such Third-Person Claim with its own counsel at its own expense, unless separate representation is necessary to avoid a conflict of interest, in which case such representation shall be at the expense of the Indemnifying Party. Unless and until the Indemnifying Party so acknowledges his or its obligation to indemnify, the Indemnified Party shall have the right, at its option, to assume and control defense of the matter and to look to the Indemnifying Party for the full amount of the costs of defense. The failure of the Indemnifying Party to respond in writing to the aforesaid notice of the Indemnified Party with respect to such Third-Person Claim within twenty (20) days after receipt thereof shall be deemed an election not to defend the same. If the Indemnifying Party does not so acknowledge his or its obligation to indemnity and assume the defense of any such Third-Person Claim, (a) the Indemnified Party may defend against such claim, in such manner as it may deem appropriate, including, but not limited to, settling such claim, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party may participate in (but not control) the defense of such action, with its own counsel at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such Third-Person Claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by clear and convincing evidence that conduct of the Indemnified Party in the defense and/or settlement of such Third-Person Claim constituted gross negligence or willful misconduct. The Parties shall make available to each other all relevant information in their possession relating to any such Third-Person Claim and shall cooperate in the defense thereof.

                  8.6 Limitation of Indemnification. No Indemnified Party shall be entitled to indemnification for any Losses unless such Indemnified Party has sustained Losses which, in the aggregate, exceed $150,000. In addition, notwithstanding anything in this Agreement to the contrary (a) in no event shall the Sellers be obligated to pay the Buyer Indemnified Persons an aggregate amount in excess of an amount equal to the value of the Shares of Common Stock
of  the  Buyer   received  by  the  Sellers   hereunder   in  respect  of  their
indemnification obligations with respect to breaches of representations and warranties contained in Article IIA; (b) Sellers may at their option satisfy any such indemnification obligations by delivery of ADS Shares to the Buyer Indemnification Persons, valued at the Signing Date Average Price; and (c) in no event shall the Buyer be obligated to pay the Seller Indemnified Persons an aggregate amount in excess of an amount equal to the value of the Shares of Common Stock of the Company received by the Buyer hereunder in respect of its indemnification obligations with respect to breaches of representations and warranties contained in Article III.

                                   ARTICLE IX
                            MISCELLANEOUS PROVISIONS

                  9.1 Notice. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made upon being delivered either by courier or fax delivery to the Party for whom it is intended, provided that a copy thereof is deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail, bearing the address shown in this
Section 9.1 for, or such other address as may be designated in writing hereafter by, such Party:

                  If to Buyer:

                  Richard J. Sullivan
                  Chairman and Chief Executive Officer
                  Applied Digital Solutions, Inc.
                  400 Royal Palm Way, Suite 410
                  Palm Beach, Florida 33480
                  Telephone:  (561) 366-4800
                  Fax:  (561) 366-0002

                  With a copy to:

                  Denis P. McCusker, Esq.
                  Bryan Cave LLP
                  211 North Broadway, Suite 3600
                  St. Louis, Missouri  63102-2750
                  Telephone:  (314) 259-2000
                  Fax:  (314) 259-2020

                  If to Sellers:

                  Mr. Surinder Rametra
                  27 Riesling Court
                  Commack, NY  11725
                  Fax:  (631) 543-3780

                  With a copy to:

                  Peter Silverman, Esq.
                  Silverman, Collura & Chernis PC
                  381 Park Avenue South, Suite 1601
                  New York, NY  10016
                  Telephone:  (212) 779-8600
                  Fax:  (212) 779-8858

                  9.2 Entire Agreement. This Agreement and the Schedules and Exhibits hereto embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings relative to such subject matter.

                  9.3 Assignment; Binding Agreement. This Agreement and various rights and obligations arising hereunder shall inure to the benefit of and be binding upon Buyer, its successors, and permitted assigns and Sellers, their legal representatives, successors, and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred, delegated, or assigned (by operation of law or otherwise) by either of the Parties hereto without the prior written consent of the other Party, except that Buyer shall have the right to transfer and assign its rights hereunder to purchase the Shares and any other rights or benefits afforded to it by this Agreement to any entity which at the time of such transfer and assignment is controlled by Buyer.

                  9.4 Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  9.5 Headings; Interpretation. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement. Each reference in this Agreement to an Article, Section, Schedule or Exhibit, unless otherwise indicated, shall mean an Article or a Section of this Agreement or a Schedule or Exhibit attached to this Agreement, respectively. References herein to "days", unless otherwise indicated, are to consecutive calendar days. All Parties have participated substantially in the negotiation and drafting of this Agreement and agree that no ambiguity herein should be construed against the draftsman.

                  9.6  Expenses.  Sellers  (and not the  Company)  shall pay all costs and expenses incurred on behalf of themselves or the Company in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, fees and expenses of attorneys, investment bankers and accountants.

                  9.7 Remedies Cumulative. All rights and remedies of the Parties under this Agreement are cumulative and without prejudice to any other rights or remedies under Law.

                  9.8 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of Missouri, without reference to its conflict of law rules.

          WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written.


BUYER:
Applied Digital Solutions, Inc.

By:   /s/ Richard J. Sullivan
   ----------------------------
Name:   Richard J. Sullivan
Title:  Chief Executive Officer



SELLERS:

By:  /s/ Surinder Rametra
    -------------------------------------
      Surinder Rametra

By:  /s/ Nirmala Rametra
    -------------------------------------
      Nirmala Rametra

                               TABLE OF SCHEDULES


Schedule 1.1             ATEC Common Stock and Options
Schedule 2A.1            Contracts  Relating  to  Issuance, Sale or  Transfer of
                             Equity Securities
Schedule 2A.3            Property
Schedule 2A.5            Changes in Terms of Employment
Schedule 2A.9            Taxes Due
Schedule 2A.13           Officers and Directors
Schedule 3.6             Changes in Terms of Employment